FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                                    EX- 10.23

     THIS AMENDMENT is made on this 14th day of September, 1995, by and between PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation qualified to do business in California ("Corporation"), and HERM ROSENMAN ("Employee"), and is consented to by RADNET MANAGEMENT, INC. ("RADNET").

                                 R E C I T A L S

     WHEREAS, Corporation and Employee entered into an Employment Agreement ("AGREEMENT") as of May 2, 1994;

     WHEREAS, RADNET and Employee entered into an Assumption Agreement as of September 13, 1994, under which RADNET agreed to jointly assume with Corporation all of Corporation's obligations to Employee under the AGREEMENT; and

     All parties now wish to amend the AGREEMENT in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows.

     1. Section 2 of the AGREEMENT is hereby deleted, and the following shall be inserted in its stead:

         "The Term of Employee's employment under this Agreement (the "Term") shall commence on May 2, 1994 and shall terminate on October 31, 2000, unless sooner terminated pursuant to Section 8 of this Agreement."

     2. Section 3 of the AGREEMENT is hereby deleted, and the following is inserted in its stead:

         "During the Term, as full compensation for all services to be rendered pursuant to this Agreement, the Corporation agrees to pay Employee a salary at the annual rate of Two Hundred Seventy-Five Thousand Dollars ($275,000) payable in equal monthly or more frequent installments, less such deductions or amounts to be withheld as shall be required by applicable laws and regulations. Such compensation shall be reviewed annually. Employee understands and agrees that neither RadNet nor the corporation is under any obligation to increase Employee's compensation as a result of such review nor may Employee's compensation be reduced. An annual bonus may be paid by the Corporation or RadNet to the Employee based upon the performance of the Corporation and/or RadNet as the Board of Directors shall from time-to-time determine, or in accordance with a Senior Management Bonus Plan or Pool approved by the Board of Directors."

     3. Section 8.4 of the AGREEMENT is hereby deleted, and the following is inserted in its stead:

         "8.4 Termination for Cause. Upon the occurrence of any of the following event, this Agreement may be terminated for cause by Corporation giving written notice of termination to Employee, such termination to be effective upon the date specified in such notice:

              i. Employee's conviction of, or plea of nolo contendere or its equivalent with respect to, a felony involving fraud or dishonesty or any other crime for which a term of imprisonment in excess of one (1) year could be imposed; or

              ii. Employee's material breach of any of the terms or conditions of this agreement which is not cured within ninety (90) days after receipt of written notice from Corporation to Employee."



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     4.  Section 4 of the  AGREEMENT  is hereby  amended by deleting  the second sentence thereof.

     5. The parties to this Amendment hereby confirm each and every other (e.g., those not amended by this Amendment) term and condition of the AGREEMENT.

     6. RadNet hereby confirms the Assumption Agreement.

     7. The amendments set forth herein shall be effective upon this Amendment being signed by all parties hereto.

Attest:                                PRIMEDEX HEALTH SYSTEMS, INC.
                                       ("Corporation")


/s/ Howard G. Berger, M.D.             By:  /s/ Herm Rosenman
Howard G. Berger, M.D.,                     Herm Rosenman,
Its Secretary                               Its President and CEO


                                       Dated:  9/29/95

RADNET MANAGEMENT, INC.                HERM ROSENMAN
                                       ("Employee")



By:  /s/ Steven R. Hirschtick
     Steven R. Hirschtick,             /s/ Herm Rosenman
     Its Senior Vice President
                                       Dated:    9/29/95

Dated:   9/29/95